EXHIBIT 16.1

Deloitte & Touche LLP
200 Berkeley Street
Boston, MA 02116
USA

Tel: 617-437-2000 Fax: 617-437-2111 www.deloitte.com

April 8, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Steinway Musical Instruments, Inc.’s Form 8-K dated April 8, 2008, and have the following comments:

1.        We agree with the statements made in paragraphs two, three and four.

2.        We have no basis on which to agree or disagree with the statements made in the first and fifth paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu